Exhibit 10.7

FORM OF SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Exchange Agreement”) is made and entered into effective as of [●], 2026, by and among (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) [●], a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at [●], registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”), (iii) Trasteel Holding S.A., a Luxembourg company (the “Company”), and (iv) the undersigned shareholder of the Company (“Seller” and, collectively with other shareholders of the Company who enter into a share exchange agreement in substantially the form of this Exchange Agreement, the “Sellers”). Any capitalized term used but not defined herein shall have the meaning given to such term in the BCA (as defined below).

RECITALS

WHEREAS, SPAC and the Company have entered into a Business Combination Agreement, dated as of April 13, 2026 (as amended from time to time in accordance with its terms, the “BCA”), and to which Pubco and Merger Sub became parties thereto by each executing a Joinder thereto, pursuant to which BCA, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”): (a) Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”) and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Closing will no longer be outstanding and will automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Pubco will acquire all of the issued and outstanding ordinary shares of the Company (the “Purchased Shares”) from the Sellers in exchange for Pubco ordinary shares (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and any outstanding convertible securities of the Company (other than Convertible Bridge Financing Debt) will be terminated; and (c) as a result of such Transactions, SPAC and the Company each will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of the Cayman Companies Act, the Luxembourg Companies Act and other applicable Law;

WHEREAS, prior to the date hereof, Seller has received the Registration Statement (including the Proxy Statement) with respect to the Transactions; and

WHEREAS, as of the date hereof, Seller owns the number of Company Ordinary Shares set forth on the signature page hereto (the “Company Shares”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Exchange Agreement and the BCA, and intending to be legally bound hereby, the parties agree as follows:

Article 1
SHARE EXCHANGE

1.1 Exchange of Company Shares. At the Closing, and subject to and upon the terms and conditions of this Exchange Agreement, Seller shall sell, transfer, convey, assign and deliver to Pubco, and Pubco shall purchase, acquire and accept from Seller, all of the Company Shares owned by Seller, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

1.2 Transaction Consideration. The consideration to be paid to Seller for all of its Company Shares at the Closing shall be Seller’s pro rata portion of the Exchange Consideration in accordance with Section 2.3 of the BCA, with Seller receiving a number of Exchange Shares for each Company Share equal to the Conversion Ratio.

1.3 Surrender of the Company Securities. At the Closing, Seller shall deliver to Pubco its Company Shares, including any Company Certificates representing such Company Shares, along with applicable share power or transfer forms reasonably acceptable to Pubco. Seller hereby authorizes any director of Pubco in respect of Pubco and any director of the Company in respect of the Company, each acting individually and with full power of substitution, to update the share register of Pubco and of the Company, respectively, and to proceed with any filings required by Luxembourg Law in relation thereto. In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of the Company Certificate to Pubco, Seller may instead deliver to Pubco a Lost Certificate Affidavit, which at the reasonable discretion of Pubco may include a requirement that the owner of such lost, stolen or destroyed Company Certificate agree to indemnify Pubco and the Company, or deliver a bond in such sum as Pubco may reasonably direct as indemnity against any claim that may be made against Pubco or the Company, with respect to the Company Shares represented by the Company Certificates alleged to have been lost, stolen or destroyed.

1.4 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Exchange Agreement or the transactions contemplated hereby, and in the event that Seller would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by Seller), Seller shall instead receive the number of Pubco Ordinary Shares issued to Seller rounded down in the aggregate to the nearest whole Pubco Ordinary Share, and any surplus to be therefore allocated to the share premium reserve account.

1.5 Pubco Organizational Documents. Seller agrees to take any and all Pubco Ordinary Shares that the Seller shall receive subject to the Amended Pubco Charter, and Seller hereby authorizes Pubco to enter its name and address in the register of members of Pubco in respect of such Pubco Ordinary Shares received.

Article 2

CLOSING; TERMINATION

2.1 Closing. Upon the terms and subject to the conditions set forth herein, the consummation of the Share Exchange shall be conditioned upon, and shall occur simultaneously with, the Closing. Upon the Closing, Seller shall deliver the Company Shares, Company Certificates (or Lost Certificate Affidavits, if applicable) and applicable share power or transfer forms to Pubco, and Pubco shall pay the consideration under Section 1.2 in accordance with the requirements of the BCA. To the extent that Seller has not executed and delivered any of the following prior to the date hereof, as a condition of Pubco to the consummation of the Share Exchange hereunder (subject to written waiver by Pubco, the Company and SPAC), (a) simultaneously with the execution and delivery of this Exchange Agreement, Seller will execute and deliver to (i) SPAC and Pubco a Lock-Up Agreement and (ii) SPAC and the Company a Company Support Agreement, and (b) at or prior to the Closing, Seller shall have executed and delivered to Pubco the Seller Registration Rights Agreement (such Lock-Up Agreement, Company Support Agreement and the Seller Registration Rights Agreement, together with any other agreements, certificates and/or instruments that have been or are to be executed or delivered by Seller in connection with or pursuant to this Exchange Agreement or the BCA, the “Seller Ancillary Documents”).

2.2 Closing Conditions. Notwithstanding anything to the contrary contained in this Agreement, the obligations of Pubco to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Pubco, the Company and SPAC) of the of the following conditions:

(a) All of the representations and warranties of Seller set forth in this Exchange Agreement and in any certificate delivered by or on behalf of Seller pursuant hereto shall be true and correct on and as of the date of this Exchange Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Seller.

(b) Seller shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Exchange Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) SPAC shall have received a certificate from Seller, dated as the Closing Date, signed by Seller, certifying as to the satisfaction of the conditions specified in Sections 2.2(a) and 2.2(b).

2.3 Termination. This Exchange Agreement and the Seller Ancillary Documents will automatically terminate upon the termination of the BCA in accordance with the terms thereof.

Article 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to the Company, SPAC and Pubco as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.2 Authorization; Binding Agreement. Seller has all requisite power, authority and legal right and capacity to execute and deliver this Exchange Agreement and each Seller Ancillary Document to which it is or is required to be a party, to perform Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Exchange Agreement has been, and each Seller Ancillary Document to which Seller is or is required to be a party has been or shall be when delivered, duly and validly authorized, executed and delivered by Seller and assuming the due authorization, execution and delivery of this Exchange Agreement and any such Seller Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Ownership. Seller owns good, valid and marketable title to the Company Shares set forth underneath Seller’s name on the signature page hereto, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which Seller is a party or by which Seller is bound, with respect to the voting or transfer of any of Seller’s Company Shares other than this Exchange Agreement and the Company Support Agreement. Upon delivery of Seller’s Company Shares to Pubco in accordance with this Exchange Agreement, the entire legal and beneficial interest in Seller’s Company Shares and good, valid and marketable title to Seller’s Company Shares, free and clear of all Liens (other than those imposed by applicable securities Laws, the Company’s Organizational Documents or those incurred by Pubco), will pass to Pubco.

3.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Seller is required to be obtained or made in connection with the execution, delivery or performance by Seller of this Exchange Agreement or any Seller Ancillary Document or the consummation by Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Exchange Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with the Applicable Exchange or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, has not had and would not reasonably be expected to materially impair or delay the ability of Seller on a timely basis to consummate the transactions contemplated by this Exchange Agreement or any Seller Ancillary Document or to perform its obligations hereunder or thereunder.

3.5 Non-Contravention. The execution and delivery by Seller of this Exchange Agreement and each Seller Ancillary Document to which it is a party or otherwise bound and the consummation by Seller of the transactions contemplated hereby and thereby, and compliance by Seller with any of the provisions hereof and thereof, will not; (a) if Seller is an entity, conflict with or violate any provision of Seller’s Organizational Documents; (b) conflict with or violate any Law, Order or Consent applicable to Seller or any of its properties or assets; or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Seller under, (v) result in another person’s right of termination or acceleration under, (vi) give rise to any obligation to make payments (including as a penalty) or provide compensation under (vii) result in the creation of any Lien upon any of the properties or assets of Seller under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Contract to which Seller is a party or to which Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of Seller on a timely basis to consummate the transactions contemplated by this Exchange Agreement or any Seller Ancillary Document or to perform its obligations hereunder or thereunder.

3.6 No Litigation. There is no Action pending or, to the Knowledge of Seller, threatened, nor any Order is outstanding, against or involving Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of Seller to consummate the transactions contemplated by, and discharge its obligations under, this Exchange Agreement and the Seller Ancillary Documents to which Seller is or is required to be a party.

3.7 Investment Representations. Seller acknowledges that it has received the Registration Statement (including the Proxy Statement) with respect to the Transactions and understands that the Exchange Shares will be issued pursuant to the Registration Statement. Seller further understands that the Exchange Shares may be subject to limitations on resale under applicable securities Laws, including Rule 144 to the extent Seller is an affiliate of Pubco, and that the Exchange Shares are subject to additional restrictions on transfer pursuant to Seller’s Lock-Up Agreement. Seller is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss, and acknowledges that except as set forth in the Seller Registration Rights Agreement, Pubco is under no obligation hereunder to register under the Securities Act the resale of the Exchange Shares by Seller. Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of Seller’s business or financial experience, or by reason of the business or financial experience of Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Seller has carefully read and understands all materials provided by or on behalf of Pubco, SPAC or their respective Representatives to Seller or Seller’s Representatives pertaining to an investment in Pubco, including the BCA and the other Ancillary Documents and the Registration Statement, and has consulted, as Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Seller. Seller acknowledges that the Exchange Shares are subject to dilution for events not under the control of Seller. Seller understands that the BCA may be amended by the Company and the other parties thereto without the consent of, or notice to, Seller, and that such amendments will affect the terms and conditions of the BCA incorporated into this Agreement Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Exchange Agreement and the BCA and the transactions contemplated hereby and thereby and the suitability of this Exchange Agreement and the BCA the transactions contemplated hereby and thereby for Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco, SPAC or their respective Representatives. Seller acknowledges and agrees that no representations or warranties have been made by Pubco, Merger Sub, SPAC, the Company or any of their respective Representatives to Seller, and that Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Exchange Agreement and the BCA in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents of this Exchange Agreement and the BCA and the meaning, intent and legal effect thereof; and (E) is competent to execute this Exchange Agreement and has executed this Exchange Agreement free from coercion, duress or undue influence.

3.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from SPAC, Pubco, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

3.9 Information Supplied. None of the information supplied or to be supplied by Seller expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Exchange Agreement, the BCA or any Seller Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Exchange Agreement or the BCA or in any amendment to any of the documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of the SPAC or its Affiliates.

3.10 No Other Representations. Except for the representations and warranties expressly made by Seller in this Article 3, neither Seller nor any other Person on its behalf makes any express or implied representation or warranty with respect to Seller or its businesses, operations, assets or Liabilities, or the transactions contemplated by this Exchange Agreement or any of the other Seller Ancillary Documents, and Seller hereby expressly disclaims any other representations or warranties, whether implied or made by Seller or any of its Representatives.

Article 4

COVENANTS BY SELLER

4.1 Seller Consent. Seller, as a shareholder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of the BCA and the other Ancillary Documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby. Seller acknowledges and agrees that the consent set forth herein is intended to constitute, and shall constitute, such consent of Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company’s Organizational Documents, any other agreement in respect of the Company to which Seller is a party or bound, and all applicable Laws, to approve the transactions contemplated hereby and by the BCA.

4.2 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Seller hereby represents and warrants that it has read the IPO Prospectus and understands that SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment securities acquired by SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Public Shareholders and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Class A Ordinary Shares (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of a Business Combination or in connection with an amendment to SPAC’s Organizational documents to extend SPAC’s deadline to consummate a Business Combination, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by amendment to SPAC’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Exchange Agreement, neither Seller nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Exchange Agreement or the BCA or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Seller on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that it or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Exchange Agreement, the BCA or any other agreement with SPAC or its Affiliates). Seller agrees and acknowledges that such irrevocable waiver is material to this Exchange Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Exchange Agreement, and Seller further intends and understands such waiver to be valid, binding and enforceable against Seller and its Affiliates under applicable Law. To the extent that Seller or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Seller hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that Seller or any of its Affiliates commences an Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, SPAC and its Representatives, as applicable, shall be entitled to recover from Seller and its Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event SPAC or its Representatives, as applicable, prevails in such Action. This Section 4.2 shall survive termination of this Exchange Agreement for any reason and continue indefinitely. For the avoidance of doubt, the provisions of Section 11.1 of the BCA will apply to Pubco and the Company with respect to this Exchange Agreement.

4.3 Termination of Certain Agreements. Seller hereby agrees that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and Seller or among Seller and the other Company Securityholders with respect to the Company’s capital shares, and (b) any registration rights agreement between the Company and its shareholders to which Seller is a party or bound, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the parties hereto, insofar as Seller has any rights thereunder, terminate in full and become null and void and of no further force and effect. Further, Seller hereby waives any obligations of the Company under the Company’s Organizational Documents or any agreement described in clause (a) or (b) above with respect to the transactions contemplated by this Exchange Agreement and the BCA, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Exchange Agreement and the BCA.

4.4 Confidential Information. During the period from the date of this Exchange Agreement and continuing until the earlier of the termination of this Exchange Agreement in accordance with the terms hereof or the Closing (the “Exchange Interim Period”) and, in the event that this Exchange Agreement is terminated, for a period of two (2) years after such termination, Seller shall, and shall cause its Representatives to: (a) treat and hold in strict confidence any SPAC Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Exchange Agreement and the BCA, performing its obligations hereunder, or enforcing its rights hereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the SPAC Confidential Information without SPAC’s prior written consent; and (b) in the event that Seller or its Representatives, during the Exchange Interim Period and, in the event that this Exchange Agreement is terminated, for a period of two (2) years after such termination, becomes legally compelled to disclose any SPAC Confidential Information, (i) provide SPAC, to the extent legally permitted, with prompt written notice of such requirement so that SPAC or an Affiliate thereof may seek, at SPAC’s cost, a protective order or other remedy or waive compliance with this Section 4.4, and (ii) in the event that such protective order or other remedy is not obtained, or SPAC waives compliance with this Section 4.4, furnish only that portion of such SPAC Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such SPAC Confidential Information. In the event that this Exchange Agreement is terminated and the transactions contemplated hereby and by the BCA are not consummated, Seller shall, and shall cause its Representatives to, promptly deliver to SPAC or destroy (at Seller’s election) any and all copies (in whatever form or medium) of SPAC Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

4.5 Public Announcements. Seller agrees that, during the Exchange Interim Period, no public release, filing or announcement concerning this Exchange Agreement, the BCA or the Seller Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by Seller or any of its Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of SPAC, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case Seller shall use commercially reasonable efforts to allow the other parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

4.6 No Transfers. Without limiting any other provision of this Exchange Agreement, during the Exchange Interim Period, without the prior written consent of SPAC (such consent not to be unreasonably withheld, delayed or conditioned), Seller may not sell, transfer or dispose of any Company Shares owned by Seller unless the purchaser or other transferee of such Company Shares executes (i) a Share Exchange Agreement substantially identical to this Exchange Agreement in which it agrees to exchange its Company Shares that it receives from Seller for Pubco Ordinary Shares in accordance with the terms of this Agreement, and (ii) a Company Support Agreement, a Lock-Up Agreement and any other Seller Ancillary Document to which such transferee would have been required to be a party or bound if such transferee were Seller on the date of this Exchange Agreement.

4.7 No Solicitation. Seller agrees to be bound by and subject to Section 8.6 (No Solicitation) of the BCA to the same extent as such provisions apply to the Company as if Seller were a party thereto.

4.8 No Trading. Seller acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of SPAC, will be advised) of the restrictions imposed by Federal Securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Seller hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of SPAC, communicate such information to any third party, take any other action with respect to SPAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

4.9 Efforts; Further Assurances. Subject to the terms and conditions of this Exchange Agreement, Seller shall use its reasonable best efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Exchange Agreement and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Exchange Agreement. Without limiting the foregoing, Seller will promptly provide to the Company, SPAC and Pubco any information reasonably requested by or on behalf of the Company, SPAC or Pubco regarding Seller for inclusion in the Registration Statement and Proxy Statement.

Article 5

MISCELLANEOUS

5.1 Binding Agreement; Assignment. This Exchange Agreement and all of the provisions hereof shall be binding upon the parties hereto, and their respective successors and permitted assigns. This Exchange Agreement shall not be assigned by Seller by operation of law or otherwise without the prior written consent of the Company, SPAC and Pubco, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing, Seller may transfer some or all of its Company Shares from time to time in accordance with Section 4.6 hereof.

5.2 Governing Law; Jurisdiction. This Exchange Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby (a) submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Exchange Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party its applicable address set forth in Section 5.8. Nothing in this Section 5.2 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

5.3 Waiver of Jury Trial. Each party hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any Proceeding. Each party (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Proceeding, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Exchange Agreement by, among other things, the mutual waivers and certifications in this Section 5.3.

5.4 Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Exchange Agreement by any party, money damages may be inadequate and the non-breaching parties may have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Exchange Agreement and to seek to enforce specifically the terms and provisions hereof, including the obligation to effect the transactions contemplated hereby, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Exchange Agreement, at law or in equity.

5.5 Severability. In case any provision in this Exchange Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.6 Counterparts. This Exchange Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.7 Interpretation. This Exchange Agreement shall be construed and interpreted in a manner consistent with the BCA. Without limiting the foregoing, the provisions of Section 12.13 of the BCA are hereby incorporated herein mutatis mutandis as if set forth herein, with any reference therein to “this Agreement” instead being a reference to this Exchange Agreement, and with any reference to the “Parties” therein instead being a reference to the parties to this Exchange Agreement. Any capitalized terms used but not defined herein shall have the meaning given to such term in the BCA.

5.8 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address as shall be specified by like notice):

If to SPAC, to: Sizzle Acquisition Corp. II 4201 Georgia Avenue NW Washington DC 20011 Attn: Steve Salis E-mail:

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Matthew A. Gray, Esq.; Stuart Neuhauser, Esq.
E-mail: mgray@egsllp.com; sneuhauser@egsllp.com

If to Pubco or the Company, to: Trasteel Holding S.A. 33, rue du Puits Romain L-8070 Bertrange, Grand Duchy of Luxembourg Attn: [__] E-mail: [__]

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Adam Namoury, Esq.; Alan Annex, Esq.
Email: adam.namoury@gtlaw.com; alan.annex@gtlaw.com

If to Seller, to: The address set forth underneath Seller’s name on the signature page hereto with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Adam Namoury, Esq.; Alan Annex, Esq.
Email: adam.namoury@gtlaw.com; alan.annex@gtlaw.com

5.9 Amendment; Waiver. This Exchange Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the parties hereto. The provisions of this Exchange Agreement may only be waived in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.10 Entire Agreement; Successors. This Exchange Agreement and the documents or instruments referred to herein (including the BCA to the extent incorporated or referenced herein), including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

5.11 Third Party Beneficiaries. Nothing contained in this Exchange Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

5.12 Survival. The covenants and agreements made by Seller, the Company, Pubco, and SPAC in this Exchange Agreement or in any certificate or instrument delivered pursuant to this Exchange Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

SPAC:

SIZZLE ACQUISITION CORP. II

By:
	Name:	Steve Salis
	Title:	Chief Executive Officer

By:
	Name:	Jamie Karson
	Title:	Executive Chairman

The Company:

TRASTEEL HOLDING S.A.

By:
Name:
Title:

Pubco:

[●]

By:
Name:
Title:

{Signature Page to Share Exchange Agreement}

Seller:

Print Name
of Seller:________________________________________

By:____________________________________________
{Signature}

If Entity, Print Name
and Title of Signatory:_____________________________

Address:________________________________________
______________________________________________
______________________________________________
Telephone:______________________________________
Email:__________________________________________

Number of Company
Ordinary Shares Owned:____________________________

{Signature Page to Share Exchange Agreement}